PROMISSORY NOTE

$6,000,000.00	January 26, 2022

FOR VALUE RECEIVED, the undersigned, WILDERMUTH FUND, a Delaware statutory trust (“Maker”), promises to pay to the order of RENASANT BANK ("Bank"), the principal sum of SIX MILLION AND NO/100THS DOLLARS ($6,000,000.00) in lawful money of the United States, payable at the principal office of Bank in Johns Creek, Georgia, or such other place or to such other person as the holder hereof may from time to time designate in writing, together with interest from date on said principal sum or so much thereof as may, from time to time, be advanced and outstanding hereunder, computed on the outstanding principal balance from day to day on the basis of a 360-day year for the actual number of days in each interest period at the rate described below:

The “Prime Rate” of interest (the “Prime Rate”), as the “Prime Rate” is published in the Wall Street Journal, Eastern Edition, in effect on the date hereof and from time to time designated by the Wall Street Journal, Eastern Edition, plus Zero Percent (0.00%) per annum (the “Margin”), with any increase or decrease in the interest rate payable hereunder to take effect on the calendar day on which an increase or decrease in the Prime Rate takes effect, with a floor rate of Three and One-Half Percent (3.50%) per annum. The Prime Rate of interest in effect on the date hereof is 3.25% per annum; therefore, the initial interest rate hereunder is 3.50% per annum. The principal balance of this Note shall conclusively be deemed to be the unpaid principal balance appearing on the Bank’s records unless such records are manifestly in error. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the U.S. Prime Rate as Published in The Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Bank on its loans. Bank will tell Maker the current Index rate upon Maker’s request. If Bank determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely or permanently, during the term of the Note, Bank may amend this Note by designating a substantially similar substitute Index. Bank may also amend and adjust the Margin to accompany the substitute Index. The change to the Margin may be a positive, a negative value or zero. In making these amendments, Bank may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Maker ten (10) business days after Bank gives written notice to Maker without any action or consent of Maker.

This Promissory Note shall be repaid as follows:

From the date of this Note through and including December 25, 2022, interest only shall be payable in monthly installments commencing February 25, 2022, and continuing on the same day of each month thereafter, with a final payment of outstanding principal and accrued interest being due and payable on or before JANUARY 26, 2023, unless required to be sooner paid pursuant to the provisions set forth hereinbelow or in the other Loan Documents, as hereinafter defined (the “Maturity Date”).

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If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of Georgia, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest due in connection with such payment.

The indebtedness evidenced by this Note may be prepaid in full or in part at any time and from time to time without prepayment charges or premium.

Payments as made shall be applied first to the payment of any applicable default charges, then to accrued and unpaid interest on the outstanding principal sum, and the balance of said payment shall be applied to principal. Principal, interest, and default charges shall be payable in lawful money of the United States of America.

This Note is a revolving line of credit, and therefore, principal may be disbursed, prior to maturity, in two or more disbursements which in the aggregate will at no time exceed the principal amount of this Note set forth above. Such disbursements shall be made at the sole discretion of the Bank unless the Bank has otherwise specifically made a legally binding written commitment to make disbursements hereunder. The principal disbursed under this Note may be repaid in whole or in part prior to maturity and, if so repaid, may be again borrowed and repaid from time to time prior to maturity. The principal so disbursed will be repaid at maturity or as otherwise provided in this Note. The repayment of any principal disbursed pursuant hereto shall not affect the enforceability of this Note as to any future or other disbursements made hereunder. Notwithstanding anything contained herein to the contrary (i) this Note shall be paid to a zero (0) balance for thirty (30) consecutive days during the term hereof and (ii) the maximum advance rate under this Note shall be thirty percent (30%) of the Borrower’s net asset value.

This Note is secured by, among other things, a Securities Account Pledge and Security Agreement (the “Security Agreement”) of even date herewith between Maker and Bank pursuant to which Maker has conveyed a security interest in a certain securities account held by UMB Bank N.A., Account number               (the “Account”), as security for the indebtedness evidenced by this Note, together with certain other loan documents referred to in said Security Agreement (the “Loan Documents”). Should any installment of principal or interest or any other sums as required by this Note or said Security Agreement not be paid in full when due, or should there occur a “Default” or an “Event of Default” under and as defined in the Security Agreement or the other Loan Documents (any such event being hereinafter referred to as an “Event of Default” for purposes of this Note), then and in any such event the entire unpaid principal sum evidenced by this Note, together with all interest accrued thereon, shall, at the option of the holder and without notice or demand, become due and may be collected forthwith, time being of the essence of this Note. It is further agreed that the failure of the holder to exercise this right of accelerating the maturity of the debt, or any other indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the holder from exercising such right during the pendency of any such Event of Default hereunder or under the Security Agreement or other Loan Documents or in the event of any subsequent Event of Default hereunder or thereunder.

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Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving the same, and shall be delivered personally, by recognized overnight courier service, or, if mailed, sent by certified United States Mail, postage prepaid, to the other party at the address of such other party as set forth below or at such other address within the continental United States as such other party may designate by notice given in accordance herewith (provided, however, that no notice of change of address shall be effective until the date of receipt thereof). The effective date of such notice shall be the sooner to occur of the date of actual receipt, regardless of the method of delivery, or the date which is three (3) business days after the date on which the notice is postmarked by the United States Postal Service. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given as prescribed herein shall not affect the effective date of such notice, demand, request or communication sent as aforesaid. Delivery to a party or to any officer, partner, agent, or employee of such party at the designated address shall constitute effective delivery for purposes hereof. Any such notice, election, demand, request, or response shall be addressed as follows:

Maker:	Wildermuth Fund 818 Al A Highway, Suite 301 Ponte Vedra Beach, Florida 32082 Attn: Daniel Wildermuth, President

Bank:	Renasant Bank 11655 Medlock Bridge Road Johns Creek, Georgia 30097 Attn: Chris Braun, Senior Vice President

with a copy to:	Andersen, Tate & Carr, P.C. One Sugarloaf Centre, Suite 4000 1960 Satellite Boulevard Duluth, Georgia 30097 Attn: Kathleen B. Guy, Esq.

The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection, or to defend or enforce any of the holder's rights under the Loan Documents, the undersigned shall pay to the holder reasonable attorneys' fees actually incurred, together with all court costs and other expenses paid by such holder.

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And each of us, whether maker, endorser, guarantor, or surety, hereby severally (i) waives and renounces, for himself and family, any and all homestead and exemption rights either of us, or the family of either of us, may have under or by virtue of the Constitution or laws of Georgia, or any other State, or the United States, as against this debt or any renewal thereof; and (ii) jointly and severally grants, conveys, transfers and assigns to the holder hereof all of the undersigned's right, title and interest in and to said exemption rights and the proceeds thereof as further security for the payment of the indebtedness secured by said Security Agreement, and do hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the holder hereof a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal or modification thereof. Maker hereby waives the right to require Holder to confirm any foreclosure sale as a condition for taking action to collect on this Note.

Except as otherwise provided herein, the undersigned and all endorsers, sureties and guarantors of this Note do severally waive presentment for payment, demand, protest and notice of non-payment, or dishonor and of protest, and of the exercise of any option hereunder or under the documents evidencing, securing or relating to the indebtedness evidenced by this Note, and agree that, without notice to any of them and without discharging any of them, this Note may be from time to time extended or renewed for any term or terms by agreement between the holder hereof and the undersigned. All parties consent to any extension of time (whether one or more) of payment hereof, or any release of all or any part of the security for the payment of this obligation. Any such extension or release may be made without discharging any such party's liability hereunder.

Whenever reference is made herein to “the undersigned”, “Maker”, “Bank”, or “holder”, such reference shall be deemed to refer to and include the heirs, executors, legal representatives, successors and assigns thereof, the same as if in each case expressed, it being expressly agreed that the rights and obligations of all parties named herein or liable hereunder shall inure to the benefit of and be binding upon such parties and their respective heirs, executors, legal representatives, successors and assigns.

This Note has been negotiated, executed, sealed and delivered in Duluth, Georgia, and it is the intention of Maker and Bank that this Note be construed, governed and enforced in every respect in accordance with the substantive laws of the State of Georgia, and Maker hereby consents to the jurisdiction of the federal and state courts of Georgia for the resolution of any matters relating to this Note.

The remedies of the holder hereof as provided herein, or in the Security Agreement or the Loan Documents, or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. This Note may not be modified or terminated orally but only by agreement or discharge in writing and signed by the Maker and the party who is the owner and holder of this Note at the time endorsement of any waiver, modification or discharge is sought. All of the rights, privileges and obligations hereof shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

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The obligation of the undersigned to make or cause to be made the payments required hereunder shall be absolute and unconditional. The undersigned shall pay or cause to be paid without abatement, diminution, postponement or deduction (whether for taxes or otherwise) regardless of any cause or circumstance whatsoever, including, without limitation, any defense, set-off, recoupment or counterclaim which the undersigned may have or assert against the holder hereof.

At its option, Bank may charge and collect a "late charge" not to exceed an amount equal to five percent (5%) of any installment or other payment due hereunder, under the Security Agreement, or under the other Loan Documents, which is not paid within ten (10) days after the due date thereof, such charge to be due at the time of payment of the next succeeding installment following notification of assessment by Bank, and such charge to be assessed at Bank's option regardless of whether Bank shall have given notice of failure to pay to the undersigned. Commencing on the date of any Event of Default under this Note, the Security Agreement, or any of the other Loan Documents, the undersigned further promises to pay, on each date that a payment on this Note is due and regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, interest on the outstanding principal balance of this Note at the interest rate equal to sixteen percent (16%) per annum on the daily outstanding principal balance of this Note from the date of such Event of Default through the date of cure thereof, such default interest being due and payable together with and in the same manner as interest as hereinabove provided; provided that any such interest which has accrued shall be paid at the time of and as a condition precedent to the curing of any Event of Default.

It is the intention of the undersigned and the holder to conform strictly to the usury laws now or hereafter in force, and any interest payable hereunder, under the Security Agreement, or under the other Loan Documents shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. In the event the maturity of this Note is accelerated by reason of any provision of this Note or by reason of an election by the holder hereof resulting from an Event of Default (or an event permitting acceleration) under the Security Agreement or other Loan Documents, voluntary prepayment by the undersigned, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds hereunder until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the undersigned or credited on the principal amount of this Note or if all principal has been repaid, then the excess shall be rebated to the undersigned.

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As security for the payment of this and any other liability of Maker to the Bank, direct or contingent, irrespective of the nature of such liability or the time it arises, Maker hereby grants a security interest to the Bank in all property of Maker in or coming into the possession, control or custody of the Bank, or in which the Bank has or hereafter acquires a lien, security interest, or other right. Maker authorizes the Bank, without notice, to set-off any deposit or account and apply any indebtedness due or to become due from the Bank to the Maker in satisfaction of any liability described in this paragraph, whether or not matured. The Bank may, without notice, transfer or register any property constituting security for this Note into its or its nominee's name with or without any indication of its security interest therein.

Time is of the essence with respect to this Note.

SIGNATURE ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the undersigned has executed, sealed, and delivered this Note the day and year first above written.

MAKER:

Signed, sealed and delivered in the presence of:		WILDERMUTH FUND

	By:	(SEAL)
Unofficial Witness		Daniel Wildermuth, President

Notary Public

[NOTARY SEAL]

My Commission Expires

[SIGNATURE PAGE TO PROMISSORY NOTE]

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